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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


       ******************************************************************

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       The Security Exchange Act of 1934


Date of Report (Date of earliest event reported)                October 18, 1995


                                ----------------


                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                  --------------------------------------------

             (Exact name of registrant as specified in its charter)



           DELAWARE                    0-14992                 38-2294876

(State of other jurisdiction of     (Commission File           (IRS Employer
  incorporated organization)             Number)            identification No.)




                           13455 Noel Road Suite 1500
                             Dallas, Texas   75240
                    (address of principal executive offices)



       Registrant's telephone number, including area code: (214) 770-1800


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Item 5.          Other Events

                 On October 18, 1995, Smith Environmental Technologies Corporation executed a Loan and Security Agreement (Agreement) by and among Smith Environmental Technologies Corporation ("Smith"), BCM Engineers Inc., a Pennsylvania corporation
                 (BCM), and Riedel Environmental Services, Inc. (RES), as Borrowers and Chemical Bank and Bank of Toyko as Lenders.

                 The Agreement provides a credit facility of $35 million consisting of a $6.5 million term loan payable over four years and a $28.5 million revolving credit based on eligible billed and unbilled receivables. The initial proceeds of this credit facility were used to make full payment of the outstanding amount due on the credit facility with LaSalle Business Credit, Inc. as of the funding date which was October 20, 1995. Initial borrowings under the Agreement were $27.1 million. The remainder of the available proceeds will be used to provide working capital. The Agreement provided approximately $7.0 million of additional availability as of closing on October 20, 1995.



Item 7.          Financial Statements and Exhibits

                 (c)   Exhibits.

                       The following exhibits are filed herewith:

                       Exhibit No.

                       10.1   Loan and Security Agreement dated October 18, 1995
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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              SMITH ENVIRONMENTAL
                                              TECHNOLOGIES CORPORATION

                                              By:   /s/ William T. Campbell
                                                    --------------------------
                                                    William T. Campbell
                                                    Vice President / Finance


November 6, 1995